UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 11, 2015 (August 5, 2015)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on December 28, 2013, the Company entered into a definitive agreement for the establishment of a joint venture with the Government of the Municipal City of Suqian in Jiangsu Province, China (“Suqian”). The purpose of the joint venture was to build a factory located in Suqian to manufacture our proprietary photovoltaic modules.

The Suqian joint venture project has progressed more slowly than originally anticipated due to a number of factors including short supply of needed technical skills in the Suqian area and other factors affecting the long term viability of the partnership.

Accordingly, on August 5, 2015, Suqian and the Company mutually agreed to terminate the joint venture project. The parties will liquidate the joint venture and distribute any available proceeds to the parties pro rata in accordance with the parties' contributions to the joint venture to date.

To date, the Company contributions to the joint venture have consisted of (i) $320,000 in cash and (ii) certain technical and engineering consulting services. To date, Suqian has contributed $960,000 in cash to the joint venture. The Company does not anticipate having any material current or ongoing liabilities relating to the joint venture or its termination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

August 11, 2015	By:	/s/ Victor Lee
	Name:	Victor Lee
	Title:	Chief Executive Officer